                      Securities and Exchange Commission

                            Washington, D.C.  20549



                                  Form 8-K/A
                                Current Report
                               (Amendment No. 1)


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                               December 19, 1997
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                             JAVELIN SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                       0-21477              52-1945748
-------------------------------      ------------         -------------------
(State or other jurisdiction of      (Commission          (I.R.S. Employer
       incorporation)                File Number)         Identification No.)



                              1881 Langley Avenue
                               Irvine, CA  92614
                    ----------------------------------------
                    (Address of principal executive offices)



                                    (714) 223-5130
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

The undersigned hereby amends Item 7 of its Current Report on Form 8-K filed with the Commission on December 30, 1997 to read as follows:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Independent Auditors Report

          Balance Sheet as of October 31, 1997

          Statement of Operations for the twelve months ended October 31, 1997

          Statement of Stockholders' Deficit for the twelve months ended
           October 31, 1997

          Statement of Cash Flows for the twelve months ended October 31, 1997

          Notes to Financial Statements

     (b)  Introduction to Pro Forma Financial Statements

          Pro Forma Combined Balance Sheet (Unaudited) as of December 31, 1997

          Pro Forma Combined Statement of Operations (Unaudited) for the year ended June 30, 1997

          Pro Forma Combined Statement of Operations (Unaudited) for the six months ended December 31, 1997

          Notes to Pro Forma Combined Financial Statement (Unaudited)


     (c)  Exhibit No.    Description
          -----------    -----------

          2.1 Amendment to Purchase Agreement dated January 23, 1998 by and between Javelin Systems, Inc., and Mark LeMay, as Agent for Paul R. Amestoy, Greg Kosin, Mark LeMay and Ralph E. Rudzik, Jr.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    Javelin Systems, Inc.


Dated: March 4, 1998                                By: /s/ HORACE HERTZ
                                                    --------------------------
                                                    Horace Hertz
                                                    Chief Financial Officer

                             POSNET COMPUTERS, INC.

                              FINANCIAL STATEMENTS

                       As Of October 31, 1997 and for the
                   Twelve-Month Period Ended October 31, 1997

                                      with

                      INDEPENDENT AUDITORS' REPORT THEREON

                         INDEX TO FINANCIAL STATEMENTS
                         -----------------------------


Independent Auditors' Report...............................................  1

Financial Statements:

  Balance Sheet as of October 31, 1997.....................................  2


  Statement of Operations for the twelve-month
   period ended October 31, 1997...........................................  3

  Statement of Stockholders' Deficit for the twelve-month
   period ended October 31, 1997...........................................  4

  Statement of Cash Flows for the twelve-month
   period ended October 31, 1997...........................................  5

  Notes to Financial Statements............................................  6 - 12

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



Board of Directors
Posnet Computers, Inc.

We have audited the accompanying balance sheet of Posnet Computers, Inc. (the "Company") as of October 31, 1997, and the related statements of operations, stockholders' deficit and cash flows for the twelve-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Posnet Computers, Inc. as of October 31, 1997, and the results of its operations and its cash flows for the twelve-month period then ended in conformity with generally accepted accounting principles.



                                               CORBIN & WERTZ



Irvine, California
January 21, 1998

--------------------------------------------------------------------------------
                            POSNET COMPUTERS, INC.

                                 BALANCE SHEET

                            As of October 31, 1997
-------------------------------------------------------------------------------

                                ASSETS (Note 4)


Current assets:
 Cash                                                           $        -
 Accounts receivable, net of allowance for doubtful
  accounts of $30,000                                              729,537
 Inventories                                                       126,905
 Prepaid expenses                                                    7,951
                                                                ----------
     Total current assets                                          864,393

Property and equipment, net (Note 2)                                62,644

Other assets (Note 3)                                               49,000
                                                                ----------

                                                                $  976,037
                                                                ==========

                LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
 Bank overdraft                                                 $  120,751
 Accounts payable and accrued expenses                             716,355
 Customer deposits                                                  60,618
 Bank line-of-credit and equipment line-of-credit (Note 4)          95,134
 Notes payable - stockholders (Note 6)                              49,200
                                                                ----------
     Total current liabilities                                   1,042,058
                                                                ----------

Commitments and contingencies (Note 7)

Stockholders' deficit (Note 8):
 Common stock, no par value; 100,000 shares authorized;
  4,000 shares issued and outstanding                              121,622
 Accumulated deficit                                              (187,643)
                                                                ----------
     Total stockholders' deficit                                   (66,021)
                                                                ----------

                                                                $  976,037
                                                                ==========

-------------------------------------------------------------------------------
                See accompanying notes to financial statements

-------------------------------------------------------------------------------
                            POSNET COMPUTERS, INC.

                            STATEMENT OF OPERATIONS

              For The Twelve-Month Period Ended October 31, 1997
-------------------------------------------------------------------------------

Net sales                                         $4,813,501

Cost of sales                                      2,804,806
                                                  ----------

Gross profit                                       2,008,695

Salaries and related expenses                      1,371,752

Selling, general and administrative expenses         648,503
                                                  ----------

Loss from operations                                 (11,560)

Interest expense                                      15,602
                                                  ----------

Loss before provision for income taxes               (27,162)

Provision for income taxes (Note 5)                      800
                                                  ----------

Net loss                                          $  (27,962)
                                                  ==========


--------------------------------------------------------------------------------
                See accompanying notes to financial statements

--------------------------------------------------------------------------------
                            POSNET COMPUTERS, INC.

                      STATEMENT OF STOCKHOLDERS' DEFICIT

              For the Twelve-Month Period Ended October 31, 1997
-------------------------------------------------------------------------------

                                 Common Stock
                              -----------------    Accumulated
                              Shares     Amount       Deficit      Total
                              ------   --------    -----------   ---------
Balances, November 1, 1996    4,000    $121,622    $(159,681)    $(38,059)


Net loss                          -           -      (27,962)     (27,962)
                              -----    --------    ---------     --------


Balances, October 31, 1997    4,000    $121,622    $(187,643)    $(66,021)
                              =====    ========    =========     ========


--------------------------------------------------------------------------------
                See accompanying notes to financial statements

--------------------------------------------------------------------------------
                            POSNET COMPUTERS, INC.

                            STATEMENT OF CASH FLOWS

              For The Twelve-Month Period Ended October 31, 1997
--------------------------------------------------------------------------------

Cash flows from operating activities:
 Net loss                                                              $ (27,962)
 Adjustments to reconcile net loss to net cash used
  in operating activities:
   Bad debt expense                                                       50,000
   Depreciation and amortization                                          26,425
   Impairment loss on other asset                                         10,000
   Changes in operating assets and liabilities:
    Accounts receivable                                                 (208,133)
    Inventories                                                          (65,035)
    Prepaid expenses                                                       7,864
    Accounts payable and accrued expenses                                243,827
    Customer deposits                                                    (78,860)
                                                                       ---------
          Net cash used in operating activities                          (41,874)
                                                                       ---------
Cash flows from investing activities:
 Purchase of property and equipment                                      (11,007)
 Advances to stockholders                                                (18,213)
                                                                       ---------
         Net cash used in investing activities                           (29,220)
                                                                       ---------
Cash flows from financing activities:
 Net payments on bank line-of-credit and equipment line-of-credit        (56,878)
 Increases in notes payable - stockholders                                25,000
 Bank overdraft                                                          102,972
                                                                       ---------
         Net cash provided by financing activities                        71,094
                                                                       ---------

Net change in cash                                                             -

Cash at beginning of year                                                      -
                                                                       ---------

Cash at end of year                                                    $       -
                                                                       =========
Supplemental disclosure of cash flow information -
 Cash paid during year for:
   Interest                                                            $  15,602
                                                                       =========
   Income taxes                                                        $   4,807
                                                                       =========

Supplemental disclosure of non-cash investing and financing activities -
   See notes to the financial statements for certain non-cash transactions entered into during the twelve-month period ended October 31, 1997.
--------------------------------------------------------------------------------
                See accompanying notes to financial statements

-------------------------------------------------------------------------------
                            POSNET COMPUTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

              For The Twelve-Month Period Ended October 31, 1997
-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES
-----------------------------------------------------

Organization and Nature of Operations
-------------------------------------

Posnet Computers, Inc. (the "Company") was incorporated in the state of California in July 1992. The Company sells new and refurbished point-of-sales systems within the hospitality industry, primarily to restaurants. The Company recently expanded to include value-added services, including system integration and specialized reporting capabilities, for its customers located in the United States.

These financial statements are presented as of October 31, 1997 and for the twelve-month period ended October 31, 1997 (the "Period").

Risks, Uncertainties and Concentrations
---------------------------------------

Cash

Cash balances are maintained at one bank. Accounts at this institution are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. During fiscal 1997, the Company had cash balances in this bank which exceeded the FDIC limit.

Customers

The majority of the Company's sales are to customers throughout the Western United States. Credit is extended based on an evaluation of each customer's financial condition and collateral is not required. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information.

During the Period, the Company received a significant portion of its business from one customer. During the Period, sales to this customer totaled 22%. As of October 31, 1997, amounts due from this customer totaled 22% of net accounts receivable. As of October 31, 1997, another customer accounted for 13% of net accounts receivable. If the relationship between the Company and these customers was altered, the future results of operations and financial condition could be affected.

Suppliers

During the Period, the Company purchased a significant portion of its goods from three suppliers. During the Period, purchases from these suppliers totaled 24%, 21% and 11% of total purchases, respectively. As of October 31, 1997, amounts due to these suppliers totaled 42%,


--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            POSNET COMPUTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

              For The Twelve-Month Period Ended October 31, 1997
-------------------------------------------------------------------------------

18% and 12% of accounts payable. If the relationship between the Company and these suppliers was altered, the future results of operations and financial condition could be affected.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued
----------------------------------------------------------------

Fair Value of Financial Instruments
-----------------------------------

The accompanying balance sheet includes financial instruments whereby the fair market value of the financial instruments could be different than that recorded on a historical basis. The Company's financial instruments consist of its cash, accounts receivable, accounts payable, lines-of-credit and notes payable - stockholders. The carrying amounts of the Company's financial instruments generally approximate their fair values at October 31, 1997. The fair value of the notes payable - stockholders was not readily determinable as market comparables were not available for such an instruments.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, provisions for losses on accounts receivable and provisions for slow moving and obsolete inventories. Actual results could materially differ from those estimates.

Inventories
-----------

Inventories are stated at the lower of cost or net realizable value. Cost is determined on the first-in, first-out ("FIFO") method. Costs include only materials; there are no direct labor or overhead components. The Company operates in an industry in which its products are subject to design changes and are manufactured based on customer specifications. Accordingly, should either design requirements change significantly or orders cancel or decline, the ultimate realizability of its inventories could be less than their carrying values. As of October 31, 1997, management believes that inventories are carried at their net realizable value.

Property and Equipment
----------------------

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.


--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            POSNET COMPUTERS, INC.

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

              For The Twelve-Month Period Ended October 31, 1997
-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued
----------------------------------------------------------------

The Company assesses the recoverability of property and equipment by determining whether the depreciation and amortization of property and equipment over its remaining life can be recovered through projected undiscounted future cash flows. The amount of property and equipment impairment, if any, is measured based on fair value and is charged to operations in the period in which property and equipment impairment is determined by management. As of October 31, 1997, management believes that there is no impairment of property and equipment.

Warranty Accrual
----------------

The Company grants warranties on certain computer products for periods ranging from ninety days to one year, commencing from the time of sale. For most computer products sold, the Company receives a manufacturers warranty. As such, the repair costs or rework costs are ultimately borne by the manufacturer. Accordingly, no provision for warranties have been included in the accompanying financial statements.


Revenue Recognition and Deferred Revenues
-----------------------------------------

Revenues are recognized upon shipment of products and as services are rendered to customers. Nonrefundable deposits received pursuant to certain contracts are deferred as unearned revenues until the products are shipped or until such time that the services are rendered to customers.

Advertising
-----------

The Company reports the costs of all advertising as expense in the period in which those costs are incurred.

Income Taxes
------------

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.


--------------------------------------------------------------------------------

----------------------------------------------------------------

New Disclosure Standard
-----------------------

In June 1997, SFAS No. 130, "Comprehensive Income," ("SFAS 130") was issued which becomes effective in fiscal 1998 and requires reclassification of earlier financial statements for comparative purposes. SFAS 130 requires that changes in the amounts of certain items, including foreign currency translation adjustments and gains and losses on certain securities, be shown in the financial statements. SFAS 130 does not require a specific format for the financial statement in which comprehensive income is reported, but does require that an amount representing total comprehensive income be reported in that statement. The Company does not expect that the implementation of SFAS 130 will have a material effect upon the Company's financial statements.


NOTE 2 - PROPERTY AND EQUIPMENT
-------------------------------

Property and equipment (see Note 4) consists of the following as of October 31, 1997:

     Office and computer equipment                       $ 65,823
     Trucks and automobiles                                45,076
     Furniture and fixtures                                15,884
     Tools and test equipment                              22,777
                                                         --------
                                                          149,560
     Less accumulated depreciation and amortization       (86,916)
                                                         --------

                                                         $ 62,644
                                                         ========


During the Period, depreciation and amortization expense totaled $26,425 and has been reflected in selling, general and administrative expense in the accompanying statement of operations.


NOTE 3 - OTHER ASSETS
---------------------

Other assets consist of the following as of October 31, 1997:

     Investment in restaurant      $10,000
     Shareholder advances           39,000
                                   -------

                                   $49,000
                                   =======


As of October 31, 1997, the Company has a $10,000 (or a 0.75% ownership interest) investment in a restaurant located in Southern California. The investment in the restaurant is carried at cost. During the Period, the Company recorded an impairment loss on this asset totaling $10,000.

Stockholder advances are due on demand and are non-interest bearing.


--------------------------------------------------------------------------------

NOTE 4 - BANK LINE-OF-CREDIT AND EQUIPMENT LINE-OF CREDIT
---------------------------------------------------------

Bank Line-of-Credit
-------------------

The Company has a $200,000 revolving line-of-credit (the "Line") with Wells Fargo Bank which expires on February 10, 1998. Borrowings pursuant to the Line ($90,079 as of October 31, 1997) accrue interest at Wells Fargo Bank's prime rate, as defined, plus 3.00% (11.50% as of October 31, 1997), and are personally guaranteed by all of the Company's stockholders. The Line is secured by substantially all of the assets of the Company.

The Line provides for various warranties, covenants and restrictions requiring compliance on a continuing basis. Default on any warranty, covenant or restriction could effect the bank's commitment to lend, and if not waived or corrected, could accelerate the maturity of any borrowings outstanding under the Line. Subsequent to October 31, 1997, the Company was acquired (see Note 8).
The Line has a provision which requires repayment upon such an event. The Line is currently due and has not yet been repaid.


Equipment Line-of-Credit
------------------------

The Company has a $100,000 equipment line-of-credit (the "Equipment Line") with Wells Fargo Bank which expires on March 5, 1998. Equipment purchase advances, pursuant to the Equipment Line ($5,055 as of October 31, 1997), accrue interest at either of the following two options: (1) fixed on the date of a particular disbursement at 4.25% above the Treasury Rate, as defined, in effect at the close of business on the Thursday of the week preceding such disbursement; or,
(2) prime rate, as defined, plus 2.00%. The principal of each equipment advance shall be amortized over a period of not less than 24 months nor more than 96 months (depending on the type of equipment purchased), as agreed by the Company and Wells Fargo Bank at the time of such equipment advance.

In August 1996, the Company borrowed $10,200, pursuant to the Equipment Line. The Company elected option #1 (see above). The equipment purchase advance is due in equal monthly installments of $482 over a 24 month period. The equipment purchase advance bears interest at a fixed rate of 12.35% per annum The equipment purchase advance is secured by the related equipment purchased (see
Note 2).



--------------------------------------------------------------------------------

NOTE 5 - INCOME TAXES
---------------------

The provision for taxes consists of the following for the Period:



                          Federal      State      Total
Current                   $     -       $800       $800

Deferred                        -          -          -
                          -------       ----       ----
                          $     -       $800       $800
                          =======       ====       ====


During the Period, the provision for taxes totaled $800, and differs from the amount computed by applying the U.S. Federal income tax rate of 34% to income attributable to continuing operations as a result of the following significant reconciling items: meals and entertainment, keyman life insurance and an increase in the valuation account.


As of October 31, 1997, the significant components of the Company's net deferred tax assets are as follows:


Deferred tax assets:
 Net operating losses                             $ 45,000
 Allowance for bad debts                            12,000
 Other                                               4,000
                                                  --------
                                                    61,000

Valuation allowance                                (61,000)
                                                  --------

Deferred tax assets                               $      -
                                                  ========

During the Period, the valuation allowance increased $5,000.


As of October 31, 1997, the Company has net operating loss carryforwards ("NOLs") for Federal and state reporting purposes of approximately $112,000 and $111,000, respectively, which expire in various years through 2012. The Federal and state tax codes provide for restrictive limitations on the annual utilization of NOLs to offset taxable income when the stock ownership of a company significantly changes, as defined. In light of the Company's sale (see
Note 8), certain NOLs may currently, or in the foreseeable future, be subject to such annual limitations. As such, an uncertainty exists as to the ultimate NOLs that the Company will have to offset future taxable income. The Company's management has recorded a valuation allowance to reflect for this uncertainty.



--------------------------------------------------------------------------------

NOTE 6 - RELATED PARTY TRANSACTIONS
-----------------------------------

Notes Payable - Stockholders
----------------------------

As of October 31, 1997, the Company had notes with two stockholders totaling $49,200. The notes are due on demand and bear interest at a rate of 10% per annum. Subsequent to year end all principal and accrued interest pursuant to these notes was repaid.


Other Matters
-------------

See discussion in Note 3 for other related party transactions.

NOTE 7 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Operating Leases
----------------

The Company leases its facilities (located in Huntington Beach and the San Francisco Bay Area) under two operating leases. The operating leases are month-to-month. During the Period and pursuant to these operating leases, the Company incurred rent expense totaling $49,000.

Royalty Agreement
-----------------

In October 1994, the Company entered into a license agreement (the "License Agreement") with an individual (the "Licensor") whereby the Licensor performs repairs, maintenance and testing of RMS equipment on certain customers' equipment (on behalf of the Company). As consideration, the Company is required to pay the Licensor 7.5% of the total invoices billed to customers for theses services. During the Period, the Company incurred royalty expense totaling $9,900 pursuant to the License Agreement.

NOTE 8 - SUBSEQUENT EVENTS
--------------------------

In December 19, 1997, all of the Company's shareholders (the "Selling Shareholders") entered into a stock purchase agreement (the "SPA") with Javelin Systems, Inc. (the "Purchaser"). Pursuant to the SPA and in exchange for 100% of the Company's outstanding common stock, the Selling Shareholders received 225,000 shares of the Purchaser's common stock (the "Initial Consideration").
In addition to the Initial Consideration and upon certain events, as defined, the Selling Shareholders may earn additional shares of the Purchaser's common stock. The Purchaser is a public company traded on the NASDAQ SmallCap market (NASDAQ:JVLN).

Other Matters
-------------

See discussion of other subsequent events in Notes 4 and 6.


--------------------------------------------------------------------------------

      INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


     On December 19, 1997, Javelin Systems, Inc. (the "Company") acquired all of the outstanding capital stock of POSNET Computers, Inc. ("Posnet") pursuant to the terms of a Stock Purchase Agreement by and among the Company, Posnet and the selling shareholders of Posnet. Posnet sells, installs and maintains point-of-sale (POS) systems and turnkey retail automation systems. The purchase price for the Posnet stock consisted of 225,000 shares of the Common Stock of the Company. The Company may be required to issue an additional 75,000 shares of its Common Stock in 1998 and shares of its Common Stock with a market value of $500,000 in each of 1999 and 2000 based upon the cumulative net profits (as defined in the Stock Purchase Agreement) of Posnet during the three years ending December 31, 2000. The acquisition has been accounted for by the purchase method, and accordingly, the results of operations of Posnet will be included with those of the Company beginning January 1, 1998. The purchase price of $1,580,727 (including acquisition costs of $81,977) was based on the quoted market price of the Company's Common Stock at the date of acquisition discounted by 25% due to restrictions on liquidity. The purchase price resulted in excess of acquisition costs over net assets of $1,678,453. Such excess (which will increase for any contingent payments) is being amortized on a straight-line basis over 25 years.

     On December 22, 1997, Javelin Systems, Inc. (the "Company") acquired all of the outstanding capital stock of CCI Group, Inc. ("CCI") pursuant to the terms of a Plan of Reorganization and Stock Purchase Agreement by and among the Company, CCI and the selling shareholders of CCI. CCI sells, installs and maintains POS systems and turnkey retail automation systems. The purchase price for the CCI stock consisted of 670,000 shares of the Common Stock of the Company. The acquisition has been accounted for by the purchase method, and accordingly, the results of operations of CCI will be included with those of the Company beginning January 1, 1998. The purchase price of $4,490,930 (including acquisition costs of $125,461) was based on the quoted market price of the Company's Common Stock at the date of acquisition discounted by 25% due to restrictions on liquidity. The purchase price resulted in excess of acquisition costs over net assets of $4,111,626. Such excess is being amortized on a straight-line basis over 25 years.

     The following Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997, combines the historical balance sheets of Javelin, CCI and Posnet as if the acquisitions had occurred on December 31, 1997, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Information.

     The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended June 30, 1997 and for the six months ended December 31, 1997 present the combined results of operations of Javelin, CCI and Posnet as if the acquisitions had occurred on July 1, 1996, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Information.

     The combined company expects to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings, which are expected to result from the consolidation of operations of CCI and Posnet, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate levelof expense savings.

     This report on Form 8-K contains forward looking statements which are subject to risks and uncertainties, including the risk that the combined companies will not achieve operating cost and expense savings and risks described in the Company's periodic reports and other filings with the Securities Exchange Commission.

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               December 31, 1997
                                  (Unaudited)

           ASSETS                    JAVELIN         CCI        POSNET    ADJUSTMENTS      CONSOLIDATED
Current Assets:
Cash                               $   525,188    $  793,509    $(93,677)                    $ 1,225,021
Accounts receivable                  3,735,843     1,197,299     546,663   $  (546,438) (1)    4,933,367
Allowance for doubtful accounts        (98,000)                                                  (98,000)
Inventories                          1,841,318     1,196,848     381,341                       3,419,508
Other current assets                   335,038        36,755      50,010      (200,000) (2)      221,803
                                   -----------    ----------    --------   -----------       -----------
Total current assets                 6,339,387     3,224,411     884,338      (746,438)        9,701,697
                                   -----------    ----------    --------   -----------       -----------

Furniture, fixtures and equipment:
Computer equipment                     175,222       104,014      32,546                         311,782
Furniture and fixtures                 258,151        61,591       2,447                         322,189
Test equipment                                                     1,273                           1,273
Vehicles                                     -         8,904      13,605                          22,509
Assets under operating leases                         58,838                                      58,838
Leasehold improvements                  77,689                                                    77,689
                                   -----------    ----------    --------   -----------       -----------
Total                                  511,062       233,347      49,871             -           794,280
Accumulated depreciation               (90,538)                                                  (90,538)
                                   -----------    ----------    --------   -----------       -----------
Furniture, fixtures and
 equipment, net                        420,524       233,347      49,871             -           703,742
                                   -----------    ----------    --------   -----------       -----------

Other assets:
Investments                          6,071,657                              (6,071,657) (3)            -
Goodwill                                                          20,000     5,790,078  (3)    5,810,078
Other                                   37,247             -       7,546                          44,793
                                   -----------    ----------    --------   -----------       -----------
Total other assets                   6,108,904             -      27,546      (281,579)        5,854,871
                                   -----------    ----------    --------   -----------       -----------
TOTAL ASSETS                       $12,868,816    $3,457,757    $961,755   $(1,028,017)      $16,260,310
                                   ===========    ==========    ========   ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Lines of credit                  $ 1,000,000   $  365,000   $    3,755                      $ 1,368,755
Loans payable to shareholders                     185,478       44,200                          229,678
Accounts payable                   1,990,974      651,296      617,281   $  (546,438) (1)     2,713,113
Accrued expenses                     172,704      189,200       67,866                          429,790
Billings in excess of costs                     1,479,413      126,379                        1,605,792
Income taxes payable                              199,666          --                           199,666
                                 -----------   ----------   ----------   -----------        -----------
Total current liabilities          3,163,678    3,070,073      859,481      (546,438)         6,546,794
Deferred income taxes                               8,379                                         8,379
Deferred rent                          3,177                                                      3,177
Loan payable to Javelin                                        200,000      (200,000) (2)           --
                                 -----------   ----------   ----------   -----------        -----------
                                   3,166,856    3,078,452    1,059,481      (746,438)         6,558,351
                                 -----------   ----------   ----------   -----------        -----------
Stockholders' equity:
Common stock                          40,347        1,000      121,622      (122,622) (3)        40,347
Additional paid-in-capital        10,488,350          --                         --          10,488,350
Deferred compensation                (59,259)                                    --             (59,259)
Accumulated deficit                 (767,478)     378,305     (219,348)     (158,957) (3)      (767,478)
                                 -----------   ----------   ----------   -----------        -----------
Total stockholders' equity         9,701,960      379,305      (97,726)     (281,579)         9,701,960
                                 -----------   ----------   ----------   -----------        -----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY            $12,868,816   $3,457,757   $  961,755   $(1,028,017)       $16,260,311
                                 ===========   ==========   ==========   ===========        ===========

                             JAVELIN SYSTEMS, INC.

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED JUNE 30, 1997
                                  (Unaudited)

                                                                                  CONSOLIDATING
                               JAVELIN        CCI         POSNET        TOTAL      ADJUSTMENTS    CONSOLIDATED
REVENUES:
 HARDWARE AND SOFTWARE        $7,014,571   $6,844,542   $2,871,162   $16,730,275                  $16,730,275
 SERVICES                              -   $1,396,132   $1,335,821   $ 2,731,953                  $ 2,731,953
 TOTAL                        $7,014,571   $8,240,674   $4,206,983   $19,462,228           -      $19,462,228

COST OF SALES:
 HARDWARE AND SOFTWARE        $5,499,490   $5,955,019   $2,038,029   $13,492,538                  $13,492,538
 SERVICES                              -   $1,041,945   $  215,561   $ 1,257,506                  $ 1,257,506
 TOTAL                        $5,499,490   $6,996,964   $2,253,590   $14,750,044           -      $14,750,044

GROSS MARGIN                  $1,515,081   $1,243,711   $1,953,393   $ 4,712,185           -      $ 4,712,185

OPERATING EXPENSES:
 SELLING, GENERAL AND
  ADMINISTRATIVE              $1,250,697   $1,205,555   $1,996,860   $ 4,453,112   $ 231,604 (4)  $ 4,684,716
 RESEARCH AND DEVELOPMENT     $  396,365            -            -   $   396,365                  $   396,365
 TOTAL                        $1,647,062   $1,205,555   $1,996,860   $ 4,849,477   $ 231,604      $ 5,081,081

OPERATING INCOME (LOSS)       $ (131,981)  $   38,155   $  (43,467)  $  (137,293)  $(231,604)     $  (368,897)

OTHER INCOME (EXPENSE)        $ (694,905)  $  (18,963)  $  (19,690)  $  (733,558)                 $  (733,558)

INCOME (LOSS) BEFORE
 INCOME TAXES                 $ (826,886)  $   19,192   $  (63,157)  $  (870,851)  $(231,604)     $(1,102,455)

PROVISION FOR INCOME TAXES             -   $    7,792   $      800   $     8,592           -      $     8,592

NET INCOME (LOSS)             $ (826,886)  $   11,400   $  (63,957)  $  (879,443)  $(231,604)     $(1,111,047)

WEIGHTED AVERAGE SHARES
 OUTSTANDING                                                                                        3,677,535

EARNINGS (LOSS) PER SHARE                                                                         $     (0.30)

                             JAVELIN SYSTEMS, INC.

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE SIX MONTHS ENDED DECEMBER 31, 1997
                                  (Unaudited)


                                                                                                    CONSOLIDATING
                                    JAVELIN             CCI           POSNET          TOTAL          ADJUSTMENTS      CONSOLIDATED
REVENUES:
 HARDWARE AND SOFTWARE            $7,402,335        $3,718,255      $1,949,809      $13,070,399                      $13,070,399
 SERVICES                                  -        $  925,145      $  711,722      $ 1,636,867                      $ 1,636,867
 TOTAL                            $7,402,335        $4,643,400      $2,661,531      $14,707,266            -         $14,707,266

COST OF SALES:
 HARDWARE AND SOFTWARE            $5,696,306        $3,049,018      $1,179,630      $ 9,924,954                      $ 9,924,954
 SERVICES                                  -        $  652,461      $  370,257      $ 1,022,718                      $ 1,022,718
 TOTAL                            $5,696,306        $3,701,479      $1,549,887      $10,947,672            -         $10,947,672

GROSS MARGIN                      $1,706,029        $  941,921      $1,111,644      $ 3,759,594            -         $ 3,759,594

OPERATING EXPENSES:
 SELLING, GENERAL AND
  ADMINISTRATIVE                  $1,231,653        $  862,467      $1,058,444      $ 3,152,564    $ 115,802 (5)     $ 3,268,366
 RESEARCH AND DEVELOPMENT         $  306,724                 -               -      $   306,724                      $   306,724
 TOTAL                            $1,538,377        $  862,467      $1,058,444      $ 3,459,289    $ 115,802         $ 3,575,091

OPERATING INCOME (LOSS)           $  167,651        $   79,454      $   53,200      $   300,305    $(115,802)        $   184,503

OTHER INCOME (EXPENSE)            $    5,288        $   (6,240)     $    2,997      $     2,045                      $     2,045

INCOME (LOSS) BEFORE
 INCOME TAXES                     $  172,939        $   73,214      $   56,196      $   302,350    $(115,802)        $   186,548

PROVISION FOR INCOME TAXES        $   59,189        $   29,725      $      800      $    89,714            -         $    89,714

NET INCOME (LOSS)                 $  113,750        $   43,489      $   55,396      $   212,636    $(115,802)        $    96,834

WEIGHTED AVERAGE SHARES
 OUTSTANDING                                                                                                           4,104,315

EARNINGS (LOSS) PER SHARE                                                                                            $      0.02

                       NOTES TO THE UNAUDITED PRO FORMA
                        CONDENSED FINANCIAL INFORMATION


NOTE 1-BASIS OF PRESENTATION

     On December 19, 1997, Javelin Systems, Inc. (the "Company") acquired all of the outstanding capital stock of POSNET Computers, Inc. ("Posnet") pursuant to the terms of a Stock Purchase Agreement by and among the Company, Posnet and the selling shareholders of Posnet. Posnet sells, installs and maintains POS systems and turnkey retail automation systems. The purchase price for the Posnet stock consisted of 225,000 shares of the Common Stock of the Company. The Company may be required to issue an additional 75,000 shares of its Common Stock in 1998 and shares of its Common Stock with a market value of $500,000 in each of 1999 and 2000 based upon the cumulative net profits (as defined in the Stock Purchase Agreement) of Posnet during the three years ending December 31, 2000. The acquisition has been accounted for by the purchase method, and accordingly, the results of operations of Posnet will be included with those of the Company beginning January 1, 1998. The purchase price of $1,580,727 (including acquisition costs of $81,977) was based on the quoted market price of the Company's Common Stock at the date of acquisition discounted by 25% due to restrictions on liquidity. The purchase price resulted in excess of acquisition costs over net assets of $1,678,453. Such excess (which will increase for any contingent payments) is being amortized on a straight-line basis over 25 years.

     On December 22, 1997, Javelin Systems, Inc. (the "Company") acquired all of the outstanding capital stock of CCI Group, Inc. ("CCI") pursuant to the terms of a Plan of Reorganization and Stock Purchase Agreement by and among the Company, CCI and the selling shareholders of CCI. CCI sells, installs and maintains POS systems and turnkey retail automation systems. The purchase price for the CCI stock consisted of 670,000 shares of the Common Stock of the Company. The acquisition has been accounted for by the purchase method, and accordingly, the results of operations of CCI will be included with those of the Company beginning January 1, 1998. The purchase price of $4,490,930 (including acquisition costs of $125,461) was based on the quoted market price of the Company's Common Stock at the date of acquisition discounted by 25% due to restrictions on liquidity. The purchase price resulted in excess of acquisition costs over net assets of $4,111,626. Such excess is being amortized on a straight-line basis over 25 years.

     The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997, combines the historical balance sheets of Javelin, CCI and Posnet as if the acquisitions had occurred on December 31, 1997, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Information.

     The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended June 30, 1997 and for the six months ended December 31, 1997 present the combined results of operations of Javelin, CCI and Posnet as if the acquisitions had occurred on July 1, 1996, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Information.

     The Unaudited Pro Forma Condensed Financial Information should be read in conjunction with the historical financial statements and the related notes thereto of Javelin Systems, Inc.


NOTE 2

     The unaudited Pro Forma Financial Information reflects the acquisition of Posnet and CCI using the purchase method of accounting.

     Purchase accounting adjustments related to the foregoing acquisitions reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997 are summarized as follows:

(1)
      Accounts Payable                      $  546,438
      Accounts Receivable                   $  546,438
To eliminate intercompany balances

(2)
      Note Payable                          $  200,000
      Other current assets                  $  200,000
To eliminate intercompany loan from
 Javelin to Posnet

(3)
      Goodwill                              $5,790,078
      Common stock                          $  122,622
      Accumulated deficit                   $  158,957
      Investments                           $6,071,657
To eliminate investments in subsidiaries

     No adjustment was necessary to eliminate intercompany profits from inventory as such amount is not significant.

     Purchase accounting adjustments related to the foregoing acquisitions reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 1997 are summarized as follows:

(4)
      Amortization of goodwill              $  231,604

     No adjustment to the provision for income taxes is required since the amortization of goodwill is not deductible for income tax purposes.

     Purchase accounting adjustments related to the foregoing acquisitions reflected in the unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended December 31, 1997 are summarized as follows:

            (5)
                 Amortization of goodwill          $115,802

     No adjustment to the provision for income taxes is required since the amortization of goodwill is not deductible for income tax purposes.

                               INDEX TO EXHIBITS
                               -----------------

EXHIBIT 2.1 Amendment to Purchase Agreement dated January 23, 1998 by and between Javelin Systems, Inc. and Mark LeMay, as Agent for Paul R. Amestoy, Greg Kosin, Mark LeMay and Ralph E. Rudzik, Jr.